UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2009
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
     On May 21, 2009, Aflac Incorporated (the “Company”) issued $850 million aggregate principal amount of its 8.500% Senior Notes due 2019 (the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (No. 333-159111) (the “Registration Statement”), prospectus dated May 11, 2009, and related prospectus supplement dated May 18, 2009. The sale of the Notes was made pursuant to the terms of an underwriting agreement, dated May 18, 2009 (the “Underwriting Agreement”), among the Company and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement. The Company anticipates using the net proceeds from the sale of these Notes to repay a loan from its primary life insurance subsidiary and for general corporate purposes.
     The Notes bear interest at a rate of 8.500% per annum and mature on May 15, 2019. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 each year, beginning on November 15, 2009. The Notes will be redeemable at the option of the Company in whole at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed, discounted to the redemption date; plus in each case accrued and unpaid interest. The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness.
     The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture, dated as of May 21, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.
     The description of the Indenture set forth above is qualified in its entirety by reference to the full text of each of the Base Indenture and the Supplemental Indenture (including the form of Notes included therein), copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.
     In connection with the issuance and sale by the Company of the Notes, the Company is filing exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference in their entirety into the Registration Statement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

1.1	-	Underwriting Agreement, dated May 18, 2009, among Aflac Incorporated and Goldman, Sachs & Co., and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

4.1	-	Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	-	First Supplemental Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 8.500% Senior Note due 2019).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

May 21, 2009	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.) Senior Vice President, Financial Services Chief Accounting Officer

EXHIBIT INDEX:

1.1	-	Underwriting Agreement, dated May 18, 2009, among Aflac Incorporated and Goldman, Sachs & Co., and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.
4.1	-	Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	-	First Supplemental Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 8.500% Senior Note due 2019).